SUB-ITEM 77Q1(d)

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the DELAWARE Statutory TRUST Act, the undersigned TRUST executed the following CERTIFICATE of AMENDMENT:

1.
Name of Statutory TRUST: The Arbitrage Funds
                         -------------------------------------------------------

--------------------------------------------------------------------------------

2.
The CERTIFICATE of AMENDMENT to the CERTIFICATE of TRUST is hereby amended as follows: PURSUANT TO ARTICLE VI, SECTION 3 OF THE DECLARATION OF TRUST, THE TRUST NOW OFFERS TWO CLASSES OF SHARES, CLASS R AND CLASS I. CLASS R SHARES REPLACES THE ORIGINAL CLASS OF SHARES WHILE CLASS I SHARES REPRESENTS THE NEWLY AUTHORIZED CLASS.

-----------------------------------------------------------------.
[set forth AMENDMENT(s)]

3.

This CERTIFICATE of Amendments shall be effective on  October 1, 2003.
                                                     -----------------

IN WITNESS  WHEREOF,  the  undersigned  have  executed this  CERTIFICATE  on the
    15th    day of   January,   2004  A.D.
 ---------         -----------  -----


By:      /s/ John S. Orrico
        ---------------------
             Trustee

Name:   John S. Orrico
        ---------------------
             Type or Print